Exhibit 99.50

MBNA MASTER CREDIT CARD TRUST II

SERIES 2000-E

KEY PERFORMANCE FACTORS
June 30, 2000



Expected B Maturity 05/17/2010


Blended Coupon 7.9030%


Excess Protection Level
3 Month Average   1.40%
June, 2000   1.40%
May, 2000  N/A
April, 2000  N/A


Cash Yield18.78%


Investor Charge Offs 4.56%


Base Rate12.82%


Over 30 Day Delinquency 4.60%


Seller's Interest12.05%


Total Payment Rate14.03%


Total Principal Balance$54,839,173,315.51


 Investor Participation Amount$590,000,000.00


Seller Participation Amount$6,607,972,797.02



For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 10.82% (30/360) was used. The Base Rate was calculated using a 30 day monthly period, 6/1/2000 to 6/30/2000.